UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

TERRA PROPERTY TRUST, INC. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	81-0963486 (I.R.S. Employer Identification No.)
550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices)	10036 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which registered
6.00% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-255321
Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of class)

INFORMATION REQUIRED
IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.00% Notes due 2026 (the “Notes”) of Terra Property Trust, Inc., a Maryland corporation (the “Company”), is set forth under the heading “Description of the Notes” in the Preliminary Prospectus, dated June 1, 2021, included in the Company’s Registration Statement on Form S-11 (Registration No. 333-255321), which was declared effective on June 2, 2021, as supplemented by the description set forth under the heading “Description of the Notes” in the Company’s Final Prospectus, dated June 3, 2021, filed with the Securities and Exchange Commission on June 4, 2021, under Rule 424(b)(1) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of June 10, 2021, between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of June 10, 2021, between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee.
4.3	Form of the Global Note representing the Notes (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRA PROPERTY TRUST, INC.

Date:	June 14, 2021	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary